Exhibit 10.44

First Modification to Loan and Security Agreement

This First Modification to Loan and Security Agreement (this “Modification”) is entered into by and between Spy Optic, Inc. (“Borrower”) and BFI Business Finance (“Lender”) as of this 7th day of December, 2007, at San Jose, California.

RECITALS

A. Lender and Borrower have previously entered into or are concurrently herewith entering into a Loan and Security Agreement (the “Agreement”) dated February 26, 2007.

B. Lender and Borrower may have previously executed one or more Modifications to Loan and Security Agreement (the “Previous Modification(s)”)

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference. The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall be in full force and effect as of December 7, 2007.

3. Modification to Agreement. The Agreement is hereby modified to amend and restate the section(s) referenced below:

“Borrowing Base” means the sum of the following:

(a) Eighty percent (80%) of the Net Fact Amount of Prime Accounts, but in any event not in an aggregate amount in excess of the Maximum Account Advance (the “A R Borrowing Base”); plus

(b) Twenty-Five percent (25%) of the Current Market Cost of raw materials that constitute Eligible Inventory; plus Twenty-Five percent (25%) of the Current Market Cost of finished goods that constitute Eligible Inventory, but in any event not in an aggregate amount in excess of the Maximum Inventory Advance (the “Inventory Borrowing Base”).

“Maximum Account Advance” means Eight Million and 00/100 Dollars ($8,000,000.00).

“Maximum Amount” means Eight Million and 00/100 Dollars ($8,000,000.00).

“Maximum Inventory Advance” means a) effective December 7, 2007 and continuing through February 29, 2008, the lesser of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) or fifty percent (50%) of the A R Borrowing Base; b) effective March 1, 2008 and continuing through March 31, 2008, the lesser of One Million Three Hundred Thirty-three Thousand Three Hundred and Thirty-three and 00/100 Dollars ($1,333,333.00) or fifty percent (50%) of the A R

Borrowing Base; c) effective April 1, 2008 and continuing through April 30, 2008, the lesser of One Million One Hundred Sixty Six Thousand Six Hundred Sixty Seven and 00/100 Dollars ($1,166,667.00) or fifty percent (50%) of the A R Borrowing Base; and d) effective May 1, 2008 and thereafter, the lesser of One Million and 00/100 Dollars ($1,000,000.00) or fifty percent (50%) of the A R Borrowing Base.

Section 96. Lender requires, as a condition to the continued funding of Advances against Inventory, the monthly monitoring of Borrower’s Inventory activity by a third party (the “Inventory Monitoring Service”).

Section 97. Lender has engaged the firm of Jay Cobb & Marley to provide the Inventory Monitoring Service, and Borrower consents thereto. Lender may, in its sole discretion, engage a firm other than Jay Cobb & Marley to provide the Inventory Monitoring Service. In the event that Lender decides to engage an alternate firm to provide such Inventory Monitoring Service, Lender shall give Borrower thirty (30) days’ notice prior to such change.

Section 98. Borrower agrees and acknowledges that the cost of such Inventory Monitoring Service is the sole responsibility of Borrower. While any Obligations remain outstanding to Lender, on or before the first (1st) day of each month, Borrower agrees to pay Lender the Inventory Monitoring Service fee, which may change from time to time and which as of the Effective Date of this Modification, is Five Hundred and 00/100 Dollars ($500.00) per month.

4. Fee. At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of Thirty Thousand and 00/100 Dollars ($30,000.00)

5. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

6. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this First Modification to Loan and Security Agreement as of the date first set forth above.

BFI Business Finance	Spy Optic, Inc.

/s/ David Drogos	/s/ Mark Simo
By: David Drogos	By: Mark Simo
Its: President	Its: Chief Executive Officer